MVA AMENDMENT ENDORSEMENT
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This MVA Amendment Endorsement amends the Fixed Account With A Market Value
Adjustment Endorsement and is effective as of the Endorsement Effective Date. This Endorsement cannot be removed from the Fixed Account With A Market Value Adjustment Endorsement.

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The purpose of this MVA Amendment Endorsement is to exclude Guaranteed Account
Value Transfers and Guaranteed Principal Value Transfers from the transactions that will receive a MVA.
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The following provision is added to the Market Value Adjustment section of the
Fixed Account With A Market Value Adjustment Endorsement:

We will not apply a MVA to amounts removed from the FPAs due to Guaranteed Account Value Transfers and Guaranteed Principal Value Transfers.

In all other respects the provisions, conditions, exceptions and limitations contained in the base contract remain unchanged.

Signed for the Company at its home office.

                ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

  /s/ Wayne A. Robinson             /s/ Douglas P. Reynolds
      Wayne A. Robinson                 Douglas P. Reynolds
         Secretary                         President


S40740